FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

DEC 22 1998

No. C11290-96
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Dean Heller
Secretary of State

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
101 N. CARSON ST., STE. 3
CARSON CITY, NEVADA 89701-4786

Telephone 702.687.5203
Fax 702.~~[illegible]~~ 684-5725
Web site http://sos.state.nv.us
Filing Fee:

Certificate of Amendment to Articles of Incorporation
For Profit Nevada Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: TECHNOLOGY SELECTIONS, INC.

2. ~~The articles have been amended as follows (provide article numbers, if available):~~
CHANGE OF NAME

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:______________.*

4. Signatures:

____
President or Vice President
(acknowledgement required)

[signature]
Secretary or Asst. Secretary
(acknowledgement not required)

State of:______________
County of:______________
This instrument was acknowledged before me on
______________, 19___, by
______________(Name of Person)
as______________
as designated to sign this certificate
of______________
(name on behalf of whom instrument was executed)

____
Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to

12/03/1998 09:42 AM 001 F779-000-38493

AMENDMENTS TO THE ARTICLES OF INCORPORATION OF TECHNOLOGY SELECTION, INC.

Pursuant to Nevada Corporation Code NRS.78.385 the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE I reads as follows:

The name of the Corporation is Technology Selection, Inc.

AMENDMENT

ARTICLE I of the Articles of Incorporation is amended to read:

ARTICLE I

CORPORATE NAME

The name of the corporation is TSET, Inc.
(Target Strategic Enhancement Technologies, Inc.)

ARTICLE X

AMENDMENT ADOPTED

These Amended Articles of Incorporation were presented to the shareholders of this Corporation for the purpose of amending and replacing the Articles of Incorporation of this Corporation, at a special meeting of shareholders held November 19, 1998. As of November 9, 1998, there were 23,971,330 shares of the Corporation's common stock outstanding and entitled to vote on the amendment. The amendment does not alter the amount of authorized capital of Five Hundred Million (500,000,000) shares with $0.001 par value. There is only one class of shares, that being Common voting stock.

The number of shares voted for and against the adoption of these amended Articles of Incorporation to replace all previous Articles of Incorporation and Amendments was:

19,069,62 For   0 Against

TSET, INC
(Formerly: TECHNOLOGY SELECTION, INC.)

By [signature]
President

State of Utah :

:ss

County of Salt Lake :

I Linda L. Fullmer a Notary Public, hereby certify that on the 19th day of November 1998, personally appeared before me [signature] who being by me first duly sworn, declared that he is the person who signed the foregoing documents as President and that the statements herein contained are true.

In witness hereof, I have hereunto set my hand and seal on the 19th day of November, 1998.

LINDA L. FULLMER
Notary Public
State of Utah
My Comm. Expires Mar 3, 2001
1155 E Ridgedale Dr SLC UT 84106

Linda L. Fullmer
Notary Public

Salt Lake City Ut
Residing in

My Commission Expires:

March 3, 2001